Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Partners of Penn Virginia Resource Partners, L.P.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-74212) and Form S-3 (File Nos. 333-106195 and 333-106239) of Penn Virginia Resource Partners, L.P. of our report dated April 7, 2008 with respect to the financial statements of Lone Star Gathering, L.P. as of and for the years ended December 31, 2007 and 2006.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

September 30, 2008